Exhibit 10.01

NINTH AMENDMENT TO CREDIT AGREEMENT

This NINTH AMENDMENT TO CREDIT AGREEMENT (this “Ninth Amendment”), dated August 6, 2025, but effective as of the Ninth Amendment Effective Date (as defined below), is by and between Educational DEVELOPMENT CORPORATION, a Delaware corporation (the “Borrower”) and BOKF, NA DBA BANK OF OKLAHOMA (the “Lender”).

RECITALS:

A. The Borrower and the Lender have previously entered into that certain Credit Agreement dated as of August 9, 2022, as amended by (i) that certain First Amendment to Credit Agreement dated as of December 22, 2022, (ii) that certain Second Amendment to Credit Agreement dated as of May 10, 2023, (iii) that certain Third Amendment to Credit Agreement dated as of August 9, 2023, (iv) that certain Fourth Amendment to Credit Agreement dated as of December 1, 2023, (v) that certain Fifth Amendment to Credit Agreement dated as of May 31, 2024, (vi) that certain Sixth Amendment to Credit Agreement dated as of October 3, 2024, (vii) that certain Seventh Amendment to Credit Agreement dated as of January 6, 2025, and (viii) that certain Eighth Amendment to Credit Agreement dated as of April 15, 2025 (as so amended, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Ninth Amendment, as the same shall hereafter be amended, amended and restated, modified or otherwise supplemented from time to time, is referred to herein, collectively, as the “Credit Agreement”).

B. The Borrower has informed the Lender that, on July 28, 2025, the executed purchase and sale agreement that the Borrower had previously entered into respecting the anticipated sale of the Headquarters was terminated, in accordance with its terms, by the buyer thereunder.

C. The Borrower has requested, and the Lender has agreed, subject to the terms and conditions of this Ninth Amendment, to amend the Existing Credit Agreement as herein provided.

D. Subject to all of the terms, conditions and limitations set forth in this Ninth Amendment, the Lender has agreed to consent to the Limited Waiver (as defined below), as and to the extent expressly set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

Section 1.1 Definitions. All terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, all references in the Loan Documents to the “Agreement” and the “Credit Agreement” (or to “this Agreement” as set forth in the Credit Agreement) shall mean the Existing Credit Agreement, as amended by this Ninth Amendment, as the same shall hereafter be amended, amended and restated, modified or otherwise supplemented from time to time. To the extent of any conflict or inconsistency between the terms and conditions as set forth in the Existing Credit Agreement or as set forth in this Ninth Amendment, the terms and conditions set forth in this Ninth Amendment shall govern and control. Except to the extent otherwise expressly set forth in this Ninth Amendment, the terms and conditions as set forth in the Existing Credit Agreement shall govern and control.

ARTICLE II
Amendments to Existing Credit Agreement

Section 2.1 Section 1.01 of the Existing Credit Agreement is hereby amended to add the following definition in the appropriate alphabetical order:

“Accruing Deferred Interest” shall have the meaning ascribed to such term within Section 2.4 of this Ninth Amendment.

“Ninth Amendment Effective Date” means July 11, 2025.

Section 2.2 Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the following definitions as follows:

“Applicable Margin” shall hereafter mean, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the applicable caption below:

Applicable Margin for Revolving Loan SOFR Spread	Applicable Margin for Fixed Rate Term Loan Spread	Applicable Margin for Floating Rate Term Loan SOFR Spread
800.0 bps (8.00%)	175.0 bps (1.75%)	175.0 bps (1.75%)

“LC Exposure Amount” means Zero and NO/100ths Dollars ($0.00).

“Revolving Commitment” means the commitment of the Lender to make Revolving Loans hereunder up to a maximum aggregate principal amount of Four Million Five Hundred Thousand and NO/100THS Dollars ($4,500,000.00).

“Revolving Loan Maturity Date” means September 19, 2025, or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

Section 2.3 The following provisions of the Existing Credit Agreement are hereby amended by amending and restating the same as follows:

(a) Section 2.12(b) of the Existing Credit Agreement is hereby amended and restated as follows:

“(b) The Loans comprising: (i) each Revolving Borrowing shall bear interest at a rate per annum equal to the Term SOFR Rate plus the Applicable Margin plus the additional two percent (2%) per annum default interest rate applicable to each such Revolving Borrowing in accordance with Section 2.12(d)(i) of this Agreement (which per annum default interest rate shall continue accruing on each such Loan until such time as Borrower shall have indefeasibly repaid all of the Secured Obligations arising under the Credit Agreement to Lender, in cash and in full, in accordance with this Agreement); (ii) the Fixed Rate Term Loan shall bear interest at a rate per annum rate equal to the Term SOFR Rate plus the Applicable Margin plus an additional two percent (2%) per annum default interest rate applicable to such Loan in accordance with Section 2.12(d)(i) of this Agreement (subject, however, to the Accruing Deferred Interest provisions set forth in Section 5.23 of this Agreement, as amended pursuant to the Ninth Amendment, which per annum default interest rate shall continue accruing on such Loan until such time as Borrower shall have indefeasibly repaid all of the Secured Obligations arising under the Credit Agreement to Lender, in cash and in full, in accordance with this Agreement); and (iii) the Floating Rate Term Loan shall bear interest at a rate per annum equal to the Term SOFR Rate plus the Applicable Margin plus an additional two percent (2%) per annum default interest rate applicable to such Loan in accordance with Section 2.12(d)(i) of this Agreement (subject, however, to the Accruing Deferred Interest provisions set forth in Section 5.23 of this Agreement, as amended pursuant to the Ninth Amendment, which per annum default interest rate shall continue accruing on such Loan until such time as Borrower shall have indefeasibly repaid all of the Secured Obligations arising under the Credit Agreement to Lender, in cash and in full, in accordance with this Agreement).”

(b) Section 5.21(c) of the Existing Credit Agreement is hereby amended and restated as follows:

“(c) [Reserved].”

(c) Section 5.21(d) of the Existing Credit Agreement is hereby amended and restated as follows:

“(d) [Reserved].”

ARTICLE III
Limited Waiver

Section 3.1 Limited Conditional Waiver to Existing Credit Agreement. Subject to the satisfaction, or waiver in writing, each in Lender’s sole discretion, of (i) the conditions precedent set forth in Article V, as well as (ii) all other applicable terms, conditions and limitations as set forth in the Credit Agreement (including this Ninth Amendment), and in reliance on the representations and warranties in Section 4.2, effective as of the Ninth Amendment Effective Date, the Lender and Borrower each hereby acknowledges and agrees that: (I) the occurrence of each of the following failures constituted an Event of Default under clause (a) of Article VII of the Existing Credit Agreement (each, a “Specified Default”, and, collectively, the “Specified Defaults”): (i) the Borrower failed to repay to Lender all of the Secured Obligations arising out of the Revolving Loan on or before the Revolving Loan Maturity Date (as such term was defined in the Existing Credit Agreement, before the same was further modified and extended pursuant to this Ninth Amendment); (ii) the Borrower failed to partially prepay the Term Loans, in accordance with Section 5.21(d) under the Existing Credit Agreement (before the same was further modified and extended pursuant to this Ninth Amendment), on or before the earlier of (1) the day that is two Business Days after the Borrower’s receipt of any non-refundable earnest money with respect to the sale of the Headquarters, and (2) July 11, 2025; (iii) the Borrower failed to pay to Lender, on or before July 11, 2025, the one-time, lump-sum fee in the amount of Two Thousand Five Hundred and No/100THS Dollars ($2,500.00), in accordance with Section 5.23 (which Section was erroneously misnumbered within the Eighth Amendment as “Section 5.22” when originally set forth therein) under the Existing Credit Agreement (before the same was further modified and extended pursuant to this Ninth Amendment); and (iv) the Borrower failed to pay to Lender, on or before the Eighth Amendment Effective Date, the one-time, lump-sum fee in the amount of Fifteen Thousand and No/100THS Dollars ($15,000.00), in accordance with Section 5.1(d) of the Eighth Amendment; and (II) each of the Specified Defaults is hereby conditionally waived by Lender, solely through the Ninth Amendment Effective Date (such conditional waiver with respect to each of the Specified Defaults, the “Limited Waiver”). This Section 3.1 and the Limited Waiver is limited to the Specified Defaults and precisely as and to the extent expressly set forth in this Section 3.1, and shall not be deemed to: (a) be a waiver of or a consent to the modification of or deviation from any term or condition of the Credit Agreement (including as set forth in this Ninth Amendment) or the other Loan Document or any of the other instruments or agreements referred to therein, other than as and to the extent expressly set forth in this Section 3.1; (b) in any way prevent or hinder Lender’s future exercise of any rights or remedies then available to Lender (whether pursuant to the Credit Agreement, any other Loan Document, at law, in equity, or otherwise) with respect to any other Default or Event of Default that may have occurred or may hereafter occur under the Credit Agreement (including as amended by this Ninth Amendment) or any other Loan Document, including, without limitation, Borrower’s failure to timely and indefeasibly repay to Lender all of the Secured Obligations when the same become due and payable (including, without limitation, Borrower’s failure to timely and indefeasible repay to Lender all of the Secured Obligations arising out of the Revolving Loan on or before the extended Revolving Loan Maturity Date (as amended and extended hereby), none of which Defaults or Events of Default shall be deemed to have been included, covered or waived by Lender pursuant to the Limited Waiver); or (c) prejudice any rights or remedies which the Lender now has or may have in the future under or in connection with the Credit Agreement (including this Ninth Amendment), the Loan Documents or any of the other instruments or agreements referred to therein. For the avoidance of doubt, except for the Limited Waiver, all of the terms, conditions, covenants, representations, warranties, and all other provisions of the Credit Agreement (as amended hereby) and the other Loan Documents shall remain in full force and effect.

ARTICLE IV
Ratifications

Section 4.1 Ratifications by Borrower.

(a) The terms and provisions set forth in this Ninth Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Existing Credit Agreement and the other Loan Documents, and except as expressly modified and superseded by this Ninth Amendment, the terms and provisions of the Existing Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.

(b) The Borrower and the Lender agree that each of the Credit Agreement, as amended hereby, and the other Loan Documents to which each is a party shall continue to be legal, valid, binding and enforceable in accordance with its respective terms. This Ninth Amendment is a “Loan Document” as referred to in the Credit Agreement and the provisions relating to Loan Documents in the Credit Agreement are incorporated herein by reference, the same as if set forth verbatim in this Ninth Amendment.

Section 4.2 Representations and Warranties of the Borrower. Borrower hereby represents and warrants to the Lender that (a) the execution, delivery and performance of this Ninth Amendment and any and all other Loan Documents executed and/or delivered by Borrower in connection herewith have been authorized by all requisite action on the part of Borrower and will not violate any organizational document of Borrower, (b) the representations and warranties contained in the Loan Documents, as amended hereby, are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, and (c) except for the Specified Defaults, no other Default or Event of Default exists.

ARTICLE V
Conditions Precedent

Section 5.1 Conditions Precedent. The effectiveness of this Ninth Amendment and the Lender’s consent to and the applicability of the Limited Waiver in accordance with Section 3.1, are each subject to the Borrower first satisfying (or causing the satisfaction of) all of the following conditions precedent thereto:

(a) Amendment and Other Documents. Lender shall have received:

(a) This Ninth Amendment duly executed by the Borrower;

(b) any documents, instruments, agreements, amendments or supplements as Lender may require, each in form and substance satisfactory to the Lender, including, without limitation, to modify the documents governing the Banking Services, including, without limitation, to renew the Borrower’s commercial credit card with the Lender; and

(c) such other documents, instruments and agreements as Lender may require.

(b) No Default. After giving effect to the Limited Waiver, no Default or Event of Default shall exist.

(c) Representations and Warranties. All of the representations and warranties contained in the Credit Agreement, as amended hereby, shall be true and correct in all material respects on and as of the date of this Ninth Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

(d) Fees. The Borrower shall have paid to the Lender, on or before the date hereof: (i) a fee in an amount equal to Fifteen Thousand and No/100THS Dollars ($15,000.00); and (ii) a fee in an amount equal to Two Thousand Five Hundred and No/100THS Dollars ($2,500.00), which the parties acknowledge and agree is the fee due in accordance with Section 5.23 of the Existing Credit Agreement (which Section was erroneously misnumbered within the Eighth Amendment as “Section 5.22” when originally set forth therein); which fees shall be (1) payable by Borrower in addition to any and all other fees due and owing by Borrower pursuant to the Loan Documents, and (2) fully earned by the Lender on such payment date and shall be non-refundable to Borrower under any circumstances.

(e) Other Fees and Expenses. The Lender shall have received payment of all reasonable and documented out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with the preparation, negotiation and execution of this Ninth Amendment and the other Loan Documents.

ARTICLE VI

Miscellaneous

Section 6.1 Survival of Representations and Warranties. All representations and warranties made in this Ninth Amendment or any other document executed in connection herewith shall survive the execution and delivery of this Ninth Amendment, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender to rely upon them.

Section 6.2 Reference to Agreement. Each of the Credit Agreement, the other Loan Documents and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, and the other Loan Documents are hereby amended so that any reference in such documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

Section 6.3 Expenses of Lender. As provided in the Credit Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Ninth Amendment and any other documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the costs and reasonable fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Credit Agreement and the other Loan Documents, each as amended hereby, or any other document executed in connection therewith, including without limitation the costs and reasonable fees of Lender’s legal counsel.

Section 6.4 Severability. Any provision of this Ninth Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Ninth Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 6.5 Applicable Law. This Ninth Amendment and all other documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Oklahoma.

Section 6.6 Successors and Assigns. This Ninth Amendment is binding upon and shall inure to the benefit of the Lender, Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

Section 6.7 Counterparts. This Ninth Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Ninth Amendment by facsimile or as an attachment to an electronic mail message in .pdf, ..jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this Ninth Amendment for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Ninth Amendment and any other Loan Document to be signed in connection with this Ninth Amendment, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Lender to accept electronic signatures in any form or format without its prior written consent. For the purposes hereof, “Electronic Signatures” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute this Ninth Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents. Without limiting the generality of the foregoing, Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Lender and Borrower, electronic images of this Ninth Amendment or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of any Loan Document based solely on the lack of paper original copies of such Loan Document, including with respect to any signature pages thereto. Any party sending an executed counterpart of a signature page to this Ninth Amendment by facsimile, email, pdf, tiff, Electronic Signature or any other electronic means shall also send the original thereof to Lender within five (5) days following Lender’s request therefor, but failure to do so shall not affect the validity, enforceability, or binding effect of this Ninth Amendment.

Section 6.8 Headings. The headings, captions, and arrangements used in this Ninth Amendment are for convenience only and shall not affect the interpretation of this Ninth Amendment.

Section 6.9 ENTIRE AGREEMENT. THIS NINTH AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS NINTH AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Signature Pages Follow]

Executed as of the date first written above.

BORROWER:
EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation

By:
Name:	Craig White
Title:	President & Chief Executive Officer

LENDER:
BOKF, NA DBA BANK OF OKLAHOMA, a national banking association

By:
Name:	Julie H. Chase
Title:	Senior Vice President